Exhibit 10.1

505 Huntmar Park Drive | Suite 300

Herndon, VA 20170

571-323-3939 | www.BECN.com

November 20, 2018

CD&R Boulder Holdings, L.P. and Clayton, Dubilier & Rice Fund IX, L.P.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Attn:  Nathan K. Sleeper; JL Zrebiec

Email:  nsleeper@cdr-inc.com; jzrebiec@cdr-inc.com

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attn: Paul S. Bird; Uri Herzberg

Email: psbird@debevoise.com; uherzberg@debevoise.com

Re: Acquisition of shares of common stock of Beacon Roofing Supply, Inc.

Dear Nate:

Reference is hereby made to that certain Investment Agreement (as amended, supplemented or otherwise modified from time to time, the “Investment Agreement”), dated as of August 24, 2017, by and among Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), CD&R Boulder Holdings, L.P., a Cayman Islands exempted limited partnership (“Purchaser”), and, solely for purposes of Sections 4.13 and 4.14 thereof, Clayton, Dubilier & Rice Fund IX, L.P. (“CD&R Fund”)  Capitalized terms used herein without definition shall have the meanings given to them in the Investment Agreement.

I. Company Board Approval Pursuant to Section 4.13(b) of the Investment Agreement

Pursuant to Section 4.13(b) of the Investment Agreement, Purchaser and certain of its affiliates (including CD&R Fund) are, subject to certain exceptions, restricted from acquiring any equity securities of the Company without the prior written approval of the Company Board.

You have informed the Company Board of the desire of CD&R Fund and/or one of more Purchaser Parties (collectively, including Purchaser, the “CD&R Group”) to acquire shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), in open market purchases or through the use of forward purchase agreements or similar programs with third party financial institutions (any such purchases, collectively “Open Market Purchases”), provided that the number of shares of Common Stock so acquired by the CD&R Group (such number of shares of Common Stock so acquired, subject to the 30% limitation described in this proviso, the “Permitted Acquisition Shares”), when taken together with all other shares of Common Stock Beneficially Owned (directly or indirectly) by the CD&R Group and the number of shares of Common Stock issuable upon conversion of the Preferred Stock Beneficially Owned (directly or indirectly) by the CD&R Group (in each case, as of the date of the relevant acquisition of shares of Common Stock by the CD&R Group), does not exceed 30% of the sum of the total number of outstanding shares of Common Stock and the number of shares of Common Stock issuable upon conversion of the Preferred Stock Beneficially Owned (directly or indirectly) by the CD&R Group, determined based on the most recent public filing by the Company prior to the date of the relevant acquisition of shares of Common Stock by the CD&R Group.

The EXPERIENCE You Want | The SERVICE You Expect | The VALUE You Deserve

This letter agreement evidences the prior written approval of the Company Board, as contemplated by Section 4.13(b) of the Investment Agreement, to the acquisition of the Permitted Acquisition Shares by one or members of the CD&R Group (including Purchaser) without violating the terms of the Investment Agreement.

In addition, this letter agreement confirms that (i) the Company Board has approved the written approval described in this letter agreement and the acquisition (through Open Market Purchases) by one or members of the CD&R Group (including Purchaser) of the Permitted Acquisition Shares, including for purposes of Section 203 of the Delaware General Corporation Law (the “DGCL”), and (ii) in furtherance of the foregoing, the Company Board has approved, under Section 203(a)(1) of the DGCL, the acquisition of the Permitted Acquisition Shares by (x) one or members of the CD&R Group (including Purchaser) and (y) any transferee of such Permitted Acquisition Shares from one or more members of the CD&R Group (including Purchaser) or any of its transferees. Attached to this letter agreement is a copy of the validly approved resolutions of the Company Board approving the matters described in this paragraph.

II. Amendment and Restatement of Section 4.9(b) of the Investment Agreement

In addition, this letter agreement evidences the agreement of the CD&R Group and the Company, in consideration of the Company Board approval of the foregoing matters, to amend and restate Section 4.9(b) of the Investment Agreement in its entirety as follows:

“(b) Notwithstanding Section 4.9(a), each of CD&R Fund and the Purchaser Parties shall not at any time, directly or indirectly, without the prior written consent of the Company Board excluding the Purchaser Designees, in any single transaction or series of related transactions, Transfer any shares of Preferred Stock or any shares of Common Stock Beneficially Owned, directly or indirectly, by CD&R Fund or the Purchaser Parties:

(1) other than in accordance with all applicable Laws and the other terms and conditions of this Agreement; or

(2) to any Prohibited Transferee, other than any Transfer (i) effected pursuant to an underwritten Block Sale (as defined in the Registration Rights Agreement) or (ii) into the public market pursuant to a bona fide, broadly distributed underwritten public offering, in each case made pursuant to the Registration Rights Agreement.

Each of CD&R Fund and the Purchaser Parties shall not be deemed to have breached their respective obligations under Section 4.9(b)(2) as it relates to Activist Investors with respect to the Transfer of shares of Preferred Stock or shares of Common Stock Beneficially Owned, directly or indirectly, by CD&R Fund or the Purchaser Parties to any Person so long as each of CD&R Fund and the Purchaser Parties, as applicable, act in good faith, based on generally available public information and the advice of its financial advisors, to determine whether such person is an Activist Investor. The reporting by a Person of its ownership of the securities of an issuer on Schedule 13G shall be deemed to establish conclusively that such person is not an Activist Investor with respect to such issuer for purposes of the definition of “Activist Investor”, except to the extent such person subsequently (but prior to such transfer) files a Schedule 13D with respect to such issuer; provided that any such determination for any Person with respect to one issuer shall not preclude such Person from otherwise being an Activist Investor.”

III.  Miscellaneous

Except as amended by this letter agreement, all other terms and provisions of the Investment Agreement shall remain in full force and effect.

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The terms of this letter agreement are irrevocable and shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.  This letter agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

This letter agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and may be amended or modified only in a written instrument executed by the parties hereto.  In the event that any provision of this letter agreement is deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this letter agreement will not in any way be affected or impaired thereby.  For the convenience of the parties, this letter agreement may be executed by PDF, facsimile and in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one agreement binding on the parties hereto.

[Signatures follow on next page]

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IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have signed this letter agreement as of the day and year first above written.

Very truly yours,

BEACON ROOFING SUPPLY, INC.

By: /s/ ROSS D. COOPER

        Name: Ross D. Cooper

        Title: Executive VP, General Counsel &                         Secretary

Acknowledged and Agreed:

CD&R BOULDER HOLDINGS, L.P.

By: CD&R Investment Associates IX, Ltd., its general partner

By: THERESA A. GORE

       Name: Theresa A. Gore

       Title: Vice President, Treasurer, & Assistant Secretary

CLAYTON, DUBILIER & RICE FUND IX, L.P.

By: CD&R Associates IX, L.P., its general partner

By: CD&R Investment Associates IX, Ltd., its general partner

By: THERESA A. GORE

       Name: Theresa A. Gore

       Title: Vice President, Treasurer, & Assistant Secretary

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The EXPERIENCE You Want | The SERVICE You Expect | The VALUE You Deserve